UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2023

Forza X1, Inc.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-41469	87-3159685
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

(Address of Principal Executive Offices)

(772) 429-2525

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRZA	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2023, Forza X1, Inc., a Delaware corporation (the “Company”), consummated an underwritten public offering (the “Offering”) of 5,334,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $1.50 per share, generating gross proceeds of $8,001,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 800,100 shares of Common Stock to cover over-allotments at the public offering price, less the underwriting discount.

The Company intends to use the proceeds for the development of its manufacturing facility, for working capital and general corporate purposes.

ThinkEquity LLC (“ThinkEquity”) acted as sole book-running manager for the Offering. In connection with the Offering, on June 12, 2023, the Company entered into an underwriting agreement with ThinkEquity, as representative of the underwriters (the “Underwriting Agreement”), a form of which was previously filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-272502), which was declared effective by the Securities and Exchange Commission on June 12, 2023 (the “Registration Statement”). A copy of the final executed underwriting agreement is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein in reference.

In accordance with the terms of the Underwriting Agreement, ThinkEquity is entitled to be issued as compensation warrants to purchase up to five percent (5%) of the aggregate number of shares of Common Stock sold in the Offering (the “Representative’s Warrants”). As a result, upon closing of the Offering, the Company issued to ThinkEquity, and its designees, Representative’s Warrants to purchase up to 266,700 shares of Common Stock. The Representative’s Warrants are exercisable at a per share exercise price equal to $1.875 (125% of the public offering price per share in the Offering). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the Registration Statement. A copy of the form of executed Representative’s Warrant is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein in reference.

Item 8.01. Other Events.

On June 12, 2023, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 14, 2023, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 12, 2023, by and between Forza X1, Inc. and ThinkEquity LLC
4.1	Form of Representative’s Warrant Agreement
99.1	Press Release Announcing Pricing of Offering, dated June 12, 2023
99.2	Press Release Announcing Closing of Offering, dated June 14, 2023
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023

FORZA X1, INC.

	By:	/s/ Jim Leffew
	Name:	Jim Leffew
	Title:	President and Chief Executive Officer